EXHIBIT  21.  LIST  OF  SUBSIDIARIES  AND  PARTNERSHIPS  OF  THE  REGISTRANT.

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SUBSIDIARY                                STATE OR COUNTRY OF INCORPORATION ORGANIZATION
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
Clayton Homes, Inc.                                         Delaware
CMH Manufacturing, Inc.                                     Tennessee
CMH Homes, Inc.                                             Tennessee
Vanderbilt Mortgage & Finance, Inc.                         Tennessee
Clayton-Vanderbilt, Inc.                                    Arizona
Vanderbilt Property and Casualty Insurance Co., LTD         British Virgin Islands
CMH Insurance Agency, Inc.                                  Tennessee
CMH Parks, Inc.                                             Tennessee
CMH Capital, Inc.                                           Delaware
Vanderbilt SPC, Inc.                                        Delaware
CMH Services, Inc.                                          Tennessee
CMH of KY, Inc.                                             Kentucky
HomeFirst Agency, Inc.                                      Delaware
Vanderbilt Life and Casualty Insurance Co., LTD             British Virgin Islands
Eastern States Life Insurance Co.                           Turks & Caicos Islands
Midland States Life Insurance Co.                           Turks & Caicos Islands
Clayton SPC, Inc.                                           Tennessee
Clayton Commercial Buildings, Inc.                          Tennessee
CMH Hodgenville, Inc.                                       Tennessee


PARTNERSHIP

Redwood Partners Limited                                    Colorado
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